EXHIBIT 99.3

WELLS FARGO BANK, N.A.,

as RMBS Master Servicer,

AMERICAN HOME MORTGAGE TRUST 2005-1,

as Issuer

DEUTSCHE BANK NATIONAL TRUST COMPANY,

as Indenture Trustee

AMERICAN HOME MORTGAGE ACCEPTANCE, INC.

as Seller

and

AMERICAN HOME MORTGAGE SERVICING, INC.

as RMBS Servicer

___________________________________

AMENDMENT NO. 1 dated as of

June 1, 2005 to the

RMBS SERVICING AGREEMENT

dated as of March 23, 2005

___________________________________

American Home Mortgage Investment Trust 2005-1,

Mortgage-Backed Notes, Series 2005-1

AMENDMENT NO. 1 made as of this 1st day of June 2005, by and among Wells Fargo Bank, N.A., as RMBS Master Servicer (“RMBS Master Servicer”), American Home Mortgage Investment Trust 2005-1, as Issuer (the “Issuer”), Deutsche Bank National Trust Company, as Indenture Trustee (the “Indenture Trustee”), American Home Mortgage Acceptance, Inc. as Seller (the “Seller”) and American Home Mortgage Servicing, Inc., as RMBS Servicer (“RMBS Servicer”).

W I T N E S S E T H

WHEREAS, the RMBS Master Servicer, the Issuer, the Indenture Trustee, the Seller and the RMBS Servicer and entered into a Servicing Agreement, dated as of March 23, 2005 (the “Agreement”); and

WHEREAS, RMBS Master Servicer, the Issuer, the Indenture Trustee, the Seller and the RMBS Servicer desire to amend the terms of the Agreement pursuant to and in accordance with Section 7.01 of the Agreement.

NOW, THEREFORE, in consideration of the mutual premises and agreements herein, the RMBS Master Servicer, the Issuer, the Indenture Trustee, the Seller and the RMBS Servicer agree as follows:

1.         Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in Appendix A to the Indenture, dated as of March 23, 2005, among the Issuer, Wells Fargo Bank, N.A. as Securities Administrator and the Indenture Trustee.

2.         Subsection 3.06(d) of the Agreement is hereby amended by adding the following as clause (ix):

(ix)      all prepayment penalties received by the RMBS Servicer directly from Mortgagors or from the respective Subservicer.

3.         Subsection 3.06(d) of the Agreement is hereby amended by deleting the second sentence of such Subsection and replacing it with the following:

The foregoing requirements respecting deposits to the Protected Account are exclusive, it being understood that, without limiting the generality of the foregoing, the RMBS Servicer need not deposit in the Protected Account fees (including annual fees or assumption fees) or late charges, payable by Mortgagors, each as further described in Section 3.15, or amounts received by the RMBS Servicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items, which amounts shall be deposited in the related Servicing Account pursuant to Section 3.08.

4.         Subsection 3.15(b) of the Agreement is hereby amended by deleting the first sentence of such Subsection and replacing it with the following:

The RMBS Servicer may retain additional servicing compensation in the form of a portion of the assumption fees, up to 2% of the Stated Principal Balance of the related Mortgage Loan, fees for statement of account or payoff, late payment charges or otherwise, to the extent such fees are collected from the related Mortgagors or, with respect to a Liquidated Mortgage Loan, to the extent such fees have accrued.

5.         Section 6.01 of the Agreement is hereby amended by deleting in its entirety the following sentence in the first paragraph thereof:

“Funds on deposit in the Reserve Fund shall not be invested.”

6.         The following are added as the second and third paragraphs of Section 6.01 of the Agreement:

Amounts on deposit in the Reserve Fund will be invested by the Indenture Trustee in Eligible Investments at the direction of the Seller, and investment income thereon will be for the benefit of the Seller. The Indenture Trustee shall notify the Seller of the amount of any losses incurred with respect to any such investments. The amount of any such losses shall be deposited in the Reserve Account by the Seller out of its own funds immediately as realized. On each Payment Date, the Indenture Trustee will withdraw from the Reserve Fund any investment income on amounts on deposit in the Reserve Fund and make payment to the Seller.

The Trustee or its affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Eligible Investments, (ii) using affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. Such compensation is not payable or reimbursable under this Agreement. The Trustee shall have no obligation to invest or reinvest any funds held in the Reserve Fund in the absence of timely written direction and shall not be liable for the selection of investments or for investment losses incurred thereon.

7.         This Amendment shall also constitute the Issuer Request therefor, the receipt of which is hereby acknowledged by the Indenture Trustee.

8.         This Amendment is subject to the terms of the Indenture as modified and supplemented herein. The Indenture continues in full force and effect as modified herein and provided therein.

9.         This Amendment may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

10.       This Amendment shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without reference to or giving effect to its rules or principles governing conflicts of laws.

11.       If any one or more of the covenants, agreements, provisions or terms of this Amendment for any reason whatsoever shall be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions of this Amendment or the Agreement.

12.       The provisions of this Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Noteholders and Certificateholders.

13.       The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the RMBS Servicer, the Issuer, the Seller, the RMBS Master Servicer and the Indenture Trustee have caused their duly authorized representatives to execute and deliver this instrument as of the date first above written.

AMERICAN HOME MORTGAGE SERVICING, INC.,

as RMBS Servicer

By:  /s/ Alan Horn

Name:  Alan Horn

Title:  EVP, General Counsel and Secretary

AMERICAN HOME MORTGAGE TRUST 2005-1,

as Issuer,

by Wilmington Trust Company, not in its individual

capacity, but solely as Owner Trustee

By:  /s/ Janel R. Havrilla

Name:  Janel R. Havrilla

Title:  Financial Services Officer

AMERICAN HOME MORTGAGE ACCEPTANCE, INC.,

as Seller

By:  /s/ Alan Horn

Name:  Alan Horn

Title:  EVP, General Counsel and Secretary

WELLS FARGO BANK, N.A.,

as RMBS Master Servicer

By:  /s/ Joshua Kelly

Name:  Joshua Kelly

Title:  Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY,

not in its individual capacity,

but solely as Indenture Trustee

By:  /s/ Nicholas Gisler

Name:  Nicholas Gisler

Title:  Associate